SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACA Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-3170112
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Broadway
New York, New York	10005
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: 333-133949

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, $0.10 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.                                                             Description of the Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $0.10 par value per share, of ACA Capital Holdings, Inc. (the “Company”).  Reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-133949), which information is incorporated herein by reference.  Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.                                                             Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2006

ACA Capital Holdings, Inc.

By:	/s/ NORA J. DAHLMAN
	Name:	Nora J. Dahlman
	Title:	Secretary, General Counsel and Managing Director